UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2024

Everus Construction Group, Inc.
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	001-42276	99-1952207

1730 Burnt Boat Drive
Bismarck, North Dakota 58503
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01 per share	ECG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 31, 2024, MDU Resources Group, Inc. (“MDU Resources”) completed the previously announced separation of its construction services business, Everus Construction Group, Inc. (the “Company” and such separation, the “Separation”), through the pro rata distribution of all of the outstanding common stock, par value $0.01, of the Company to MDU Resources’ stockholders (the “Distribution”). The Distribution became effective at 11:59 p.m., Eastern time, on October 31, 2024 (the “Effective Time”). As a result of the Distribution, the Company is now an independent public company trading under the symbol “ECG” on the New York Stock Exchange. MDU Resources’ stockholders of record as of the close of business on October 21, 2024, received one share of Company common stock for every four shares of MDU Resources common stock held as of such time, subject to the payment of cash in lieu of fractional shares of Company common stock.

Item 1.01.	Entry Into a Material Definitive Agreement.

Separation-Related Agreements

In connection with the Separation and in order to govern the relationship between the parties following the Separation and Distribution, on October 31, 2024, the Company entered into a Separation and Distribution Agreement, a Transition Services Agreement, a Tax Matters Agreement and an Employee Matters Agreement with MDU Resources. A summary of the material terms of such agreements can be found in the section entitled “Certain Relationships and Related Party Transactions” in the Company’s Information Statement, dated October 18, 2024, filed with the U.S. Securities and Exchange Commission (“SEC”) as Exhibit 99.1 to the Company’s Current Report on Form 8-K on October 18, 2024 (the “Information Statement”). The summary set forth in the Information Statement is incorporated herein by reference.

The foregoing summary of the Separation-related agreements is qualified in its entirety by reference to the full texts of the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement, which are included as Exhibits 2.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement

On October 31, 2024 (the “Closing Date”), the Company entered into a new senior secured credit agreement (the “Credit Agreement”), as borrower, together with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other financial institutions from time to time party thereto.

The Company’s obligations under the Credit Agreement are guaranteed by the Company’s existing and subsequently acquired wholly owned domestic subsidiaries, subject to customary exceptions.

The Credit Agreement provides for (a) a senior secured first lien revolving credit facility in an initial aggregate principal amount of up to $225.0 million (the “Revolving Credit Facility”) and (b) a senior secured first lien term loan facility in an initial aggregate principal amount of up to $300.0 million (the “Term Loan Facility,” and together with the Revolving Credit Facility the “Senior Secured Credit Facilities”).  Letters of credit are available under the Credit Agreement in an aggregate amount of up to $50.0 million.

On the Closing Date, proceeds from borrowings under the Term Loan Facility and the Revolving Credit Facility were made available to the Company, (a) to fund one or more dividends, distributions, payments or other transfers to MDU Resources and/or one or more of its subsidiaries, (b) to pay the Company's fees, costs and expenses related to the Separation and other transactions entered into in connection therewith (including paying any fees, commissions and expenses associated therewith), (c) to finance any OID and/or upfront fees and (d) for working capital and other general corporate purposes.

The proceeds of the Revolving Credit Facility borrowed after the Closing Date are expected to be used by the Company and its restricted subsidiaries for working capital and other general corporate purposes, including the financing of restricted payments, permitted acquisitions and other permitted investments, and for any other purpose not prohibited by the Credit Agreement.

The Senior Secured Credit Facilities will mature on October 31, 2029.  The Term Loan Facility requires quarterly amortization payments of 5.00% per annum of the original principal amount thereof.  The Credit Agreement also requires mandatory prepayments in connection with certain asset sales, subject to certain exceptions.

Borrowings under the Senior Secured Credit Facilities bear interest, at the Company’s option, at an annual rate equal to (a) adjusted term SOFR, defined in a customary manner (“Term SOFR”) plus an applicable rate or (b) the base rate (determined by reference to the highest of (x) the prime rate, (y) the greater of (i) the federal funds effective rate and (ii) the overnight bank funding rate, in each case, plus ½ of 1.00% and (z) the one-month adjusted Term SOFR rate plus 1.00% per annum, subject to customary floors (clauses (x) through (z), the “Base Rate”)) plus an applicable rate.

The applicable rate under the Credit Agreement ranges from 2.00% to 2.75% for Term SOFR loans and 1.00% to 1.75% for Base Rate loans, in each case based on the Company’s consolidated total net leverage ratio.  Undrawn commitment fees under the Revolving Credit Facility range from 0.30% to 0.45% based on the Company’s consolidated total net leverage ratio.

The Credit Agreement provides for incremental revolving and term facilities at the Company’s request and at the discretion of the lenders or other persons providing such incremental facilities, and also permits the Company to incur other secured or unsecured debt, in all cases subject to conditions and limitations on the amount of such incremental facility or other debt as specified in the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants for agreements of this type, including:  delivery of financial and other information; compliance with laws, including environmental law; maintenance of property, existence, insurance, books and records and public ratings; use of proceeds; inspection rights; obligation to provide collateral for newly acquired property and guarantees by certain new subsidiaries; and limitations with respect to indebtedness, liens, acquisitions and other investments, fundamental changes, restrictive agreements, dividends and redemptions or repurchases of stock, prepayments of certain subordinated indebtedness, dispositions of assets and transactions with affiliates, in each case subject to certain exceptions.

The Credit Agreement contains financial covenants requiring the Company to maintain a maximum consolidated total net leverage ratio of 3.00:1.00 and a minimum interest coverage ratio of 3.00:1.00, in each case measured as of the last day of each fiscal quarter, with measurement to commence on the last day of the first full fiscal quarter after the Closing Date.  The consolidated total net leverage ratio may be increased at the Company’s option to 3.50:1.00 in connection with certain qualifying material acquisitions.

The Credit Agreement provides for customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or default under certain other indebtedness in excess of a threshold amount, certain events of bankruptcy and insolvency, inability to pay debts, the occurrence of one or more unstayed or undischarged judgments in excess of a threshold amount, attachments issued against all or any material part of the Company’s and its subsidiaries’ property, certain events under ERISA, a change of control (as defined in the Credit Agreement), the invalidity of any loan document and the failure of the collateral documents to create a valid and perfected lien (subject to certain permitted liens).  Upon the occurrence and during the continuance of an event of default, the maturity of the loans under the Credit Agreement may accelerate and the agent and lenders under the Credit Agreement may exercise other rights and remedies available at law or under the loan documents, including with respect to the collateral and guarantees of the Company’s obligations under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 under the heading “Credit Agreement” is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth below under Item 5.05 is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

The disclosure of the Distribution set forth above under Explanatory Note and under Item 1.01 under the heading “Separation-Related Agreements” and the Separation and Distribution Agreement attached hereto as Exhibit 2.1 are incorporated herein by reference

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

As previously disclosed, the board of directors of the Company (the “Board”) expanded its size from four directors to five directors, effective as of 12:01 a.m., Eastern Time, on October 27, 2024 (the “Pre-Trading Date”). David M. Sparby was appointed as a member of the Board and a member of the Audit Committee of the Board effective as of the Pre-Trading Date.

Effective immediately prior to the Effective Time, the Board further expanded its size from five directors to seven directors. Each of Michael S. Della Rocca, Dale S. Rosenthal, Edward A. Ryan, Clark A. Wood and Betty R. Wynn was elected as a director of the Company, effective as of immediately prior to the Effective Time. Each of Nicole A. Kivisto, Paul R. Sanderson and Jason L. Vollmer, who had been serving as members of the Board, resigned from the Board, effective as of immediately prior to the Effective Time. David M. Sparby and Jeffrey S. Thiede, both of whom had been serving as members of the Board, will remain on the Board.

Biographical and compensation information for each of the foregoing directors can be found in the Information Statement under the sections entitled “Directors” and “Director Compensation,” which are incorporated by reference herein.

As of the Effective Time:

•	Dale S. Rosenthal was appointed chair of the Board;

•
Each of Edward A. Ryan, Clark A. Wood, and Betty R. Wynn were appointed to serve as members of the Audit Committee, and David M. Sparby, who will continue to serve as a member of the Audit Committee, was appointed chair of the Audit Committee;

•
Each of Michael S. Della Rocca, Dale S. Rosenthal, David M. Sparby and Betty R. Wynn were appointed to serve as members of the Compensation Committee, and Betty R. Wynn was appointed chair of the Compensation Committee; and

•
Each of Michael S. Della Rocca, Dale S. Rosenthal, Edward A. Ryan and Clark A. Wood were appointed to serve as members of the Nominating and Governance Committee, and Edward A. Ryan was appointed chair of the Nominating and Governance Committee.

Appointment of Officers

The following individuals are the executive officers of the Company following the Distribution, with the respective position(s) set forth below:

Jeffrey S. Thiede	President and Chief Executive Officer

Thomas D. Nosbusch	Executive Vice President and Chief Operating Officer

Maximillian J Marcy	Vice President, Chief Financial Officer and Treasurer

Paul R. Sanderson	Vice President, Chief Legal Officer and Corporate Secretary

Jon B. Hunke	Vice President and Chief Accounting Officer

Biographical information for each of the Company’s executive officers can be found in the Information Statement under the section entitled “Management.” Compensation information for the Company’s named executive officers can be found in the Information Statement under the section entitled “Compensation Discussion and Analysis.” These sections are incorporated by reference herein.

Adoption of Compensation Plans

In connection with the Separation and Distribution, the Company adopted the following compensation plans effective as of October 31, 2024. The named executive officers of the Company are or may become eligible to participate in these compensation plans.

•	Everus Construction Group, Inc. Long Term Performance-Based Incentive Plan;
•	Everus Construction Group, Inc. Executive Incentive Compensation Plan, including Rules and Regulations; and
•	Everus Construction Group, Inc. Deferred Compensation Plan—Plan Document and Adoption Agreement.

Nonemployee directors are or may become eligible to participate in these programs:

•	Everus Construction Group, Inc. Long Term Performance-Based Incentive Plan;
•	Everus Construction Group, Inc. Director Compensation Policy; and
•	Everus Construction Group, Inc. Deferred Compensation Plan for Directors.

Summaries of certain material features of the Everus Construction Group, Inc. Long Term Performance-Based Incentive Plan can be found in the Information Statement under the sections entitled “Compensation Discussion and Analysis” and “Everus Construction Group, Inc. Long Term Performance-Based Incentive Plan.” This summary is incorporated by reference herein. The full text of each of these plans, which are attached hereto as Exhibits 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, is incorporated by reference herein.

Indemnification Agreements

In connection with the Separation and Distribution, on October 31, 2024, the Company and each of its directors and officers entered into indemnification agreements (the “Indemnification Agreements”). The Indemnification Agreements provide indemnification to each such director or officer, to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts arising from any claims relating to the fact that such person is or was a director or officer, as applicable, and also provides for rights to advancement of expenses.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.10 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Separation and Distribution, the Company filed an amended and restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware on October 31, 2024 which became effective as of the Effective Time, and amended and restated its Bylaws (the “Amended and Restated Bylaws”), effective immediately thereafter. A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the Information Statement under the section entitled “Description of Everus Capital Stock,” which is incorporated by reference herein.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Separation and Distribution, the Board adopted certain Corporate Governance Guidelines and a Code of Conduct (Leading with Integrity Program and Guide), in each case, effective as of immediately prior to the Effective Time. A copy of the Company’s Corporate Governance Guidelines and Leading with Integrity Program and Guide are available on the Company’s website at www.everus.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On November 1, 2024, the Company issued a press release announcing the completion of the Separation and Distribution and the start of the Company’s operations as an independent company, as well as the start of regular way trading on the New York Stock Exchange. A copy of the press release is attached hereto as Exhibit 99.2.

In accordance with General Instructions B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth herein will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01.	Other Events.

On October 31, 2024, the Company used net proceeds from the Closing Date borrowings under the Senior Secured Credit Facilities, as described above, to make one or more dividends, distributions, payments or other transfers to MDU Resources and/or one or more of its subsidiaries.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of October 31, 2024, by and between Everus Construction Group, Inc. and MDU Resources Group, Inc.†
3.1	Amended and Restated Certificate of Incorporation of Everus Construction Group, Inc.
3.2	Amended and Restated Bylaws of Everus Construction Group, Inc.
10.1	Transition Services Agreement, dated as of October 31, 2024, by and between Everus Construction Group, Inc. and MDU Resources Group, Inc.†
10.2	Tax Matters Agreement, dated as of October 31, 2024, by and between Everus Construction Group, Inc. and MDU Resources Group, Inc.
10.3	Employee Matters Agreement, dated as of October 31, 2024, by and between Everus Construction Group, Inc. and MDU Resources Group, Inc.
10.4	Credit Agreement, dated as of October 31, 2024, by and among Everus Construction Group, Inc., JPMorgan Chase Bank, N.A. and Lenders and L/C Issuers party thereto.†
10.5	Everus Construction Group, Inc. Long-Term Performance-Based Incentive Plan.
10.6	Everus Construction Group, Inc. Executive Incentive Compensation Plan, including Rules and Regulations.
10.7	Everus Construction Group, Inc. Deferred Compensation Plan—Plan Document and Adoption Agreement.
10.8	Everus Construction Group, Inc. Director Compensation Policy.
10.9	Everus Construction Group, Inc. Deferred Compensation Plan for Directors.
10.10
Form of Everus Construction Group, Inc. Director and Officer Indemnification Agreement (incorporated herein by reference to Exhibit 10.15 to Everus Construction Group, Inc.’s Registration Statement on Form 10, filed with the SEC on September 12, 2024 (File No. 001-42276)).

99.1
Information Statement of Everus Construction Group, Inc., dated October 18, 2024 (incorporated herein by reference to Exhibit 99.1 to Everus Construction Group, Inc.’s Current Report on Form 8-K, filed with the SEC on October 18, 2024).

99.2	Press Release of Everus Construction Group, Inc., dated November 1, 2024.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2024	EVERUS CONSTRUCTION GROUP, INC.
	By:	/s/ Paul R. Sanderson
	Name:	Paul R. Sanderson
	Title:	Vice President, Chief Legal Officer and Corporate Secretary